Director Version 05/26/2010

NU SKIN ENTERPRISES, INC.
2010 OMNIBUS INCENTIVE PLAN
STOCK OPTION GRANT NOTICE

Nu Skin Enterprises, Inc. (“Company”), pursuant to its 2010 Omnibus Incentive Plan (“Plan”) and the 2010 Omnibus Incentive Plan Master Stock Option Agreement (“Master Agreement”) previously entered into by the parties, hereby grants to the “Director” identified below an option to purchase the number of shares of the Company’s common stock (“Shares”) set forth below.  This option is subject to all of the terms and conditions set forth in this Stock Option Grant Notice (the “Grant Notice”), the Master Agreement and the Plan, all of which are incorporated herein in their entirety.  Any capitalized terms not defined herein shall have the meaning provided to such terms in the Plan.

Director:

Date of Grant:

Vesting Commencement Date:

Number of Shares Subject to Option:

Exercise Price (Per Share):  US$

Total Exercise Price:

Expiration Date:

Type of Grant [check one]:                                                                 Incentive Stock Option1                                                                 Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule.

Vesting Schedule:

Payment:
      ☐             By cash or check
       ☐   Same day sale program (if permitted by the Board)
       ☐   Tender of Common Stock (if permitted by the Board)

Additional Terms/Acknowledgements:  The Director acknowledges receipt of, and understands and agrees that his or her Option is subject to this Grant Notice, the Master Agreement and the Plan.  The Director further acknowledges that as of the Date of Grant, this Grant Notice, the Master Agreement and the Plan set forth the entire understanding between the Director and the Company regarding the acquisition of Shares covered by this Grant Notice and supersedes all prior oral and written agreements on that subject with the exception of the agreements, if any, listed below.  To the extent that this Grant Notice varies from the terms of the Master Agreement, this Grant Notice will prevail only with respect to Options granted pursuant to this Grant Notice.

Other Agreements:

NU SKIN ENTERPRISES, INC.
By:
Name:	[REPRESENTATIVE NAME]
Title:	[REPRESENTATIVE TITLE]

1           If this is an incentive stock option, it (plus the Director’s other outstanding incentive stock options) cannot be first exercisable for more than US $100,000 in any calendar year.  Any excess over US $100,000 is a nonstatutory stock option.

Director Version 05/26/2010

NU SKIN ENTERPRISES, INC.
2010 OMNIBUS INCENTIVE PLAN
MASTER STOCK OPTION AGREEMENT

This Master Stock Option Agreement (the “Master Agreement”) is entered into effective as of the “Effective Date” set forth below, by and between Nu Skin Enterprises, Inc., a Delaware corporation (the “Company” ), and the undersigned “Director,” subject to the terms and conditions of the Nu Skin Enterprises, Inc. 2010 Omnibus Incentive Plan (the “Plan”).  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Master Agreement, the terms and conditions of the Plan shall prevail.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Master Agreement.

1.           Master Agreement. By executing this Master Agreement, the Director agrees that this Master Agreement shall govern all Options granted to the Director under the Plan on or after the Effective Date pursuant to a Stock Option Grant Notice (“Grant Notice”) that incorporates by reference the terms of this Master Agreement.  Each Option grant that is intended to be governed by this Master Agreement shall incorporate all of the terms and conditions of this Master Agreement and shall contain such other terms and conditions as the Committee shall establish for the grant of Options covered by such Grant Notice.  In the event of a conflict between the language of this Master Agreement and any Grant Notice, the language of the Grant Notice shall prevail with respect to Options granted pursuant to that Grant Notice.  In order to be effective, the Grant Notice must be executed by a duly authorized executive officer of the Company.  The Director will not be required to sign each Grant Notice, but the Director shall be deemed to have accepted the Grant Notice (and all of the terms and conditions set forth therein) unless the Director provides written notice to the Plan administrator of the Director’s rejection of the Grant Notice and all of the Options granted pursuant to such Grant Notice within 20 days after receipt of the Grant Notice.

2.           Grant of Option.  The Company grants to the Director, as of the Date of Grant specified in the Grant Notice, an Option to purchase up to the number of shares of the Company’s Class A Common Stock (“Shares”) specified in the Grant Notice.  Such Options are granted as an incentive to work to increase the value of the Company for its stockholders.

3.           Nature of Option. The Grant Notice shall designate whether the options are Nonqualifed Stock Options or Incentive Stock Options.

4.           Terms and Exercise Period.

(a) Options awarded under this Agreement may not be exercised at any time until such Options are vested as provided in the Grant Notice governing such Options.

(b) Except as otherwise provided in a Grant Notice or this Agreement, the Options granted hereunder shall terminate on the earlier of (i) the seventh anniversary of the Date of Grant, or (ii) the date such Options are fully exercised.

5.           Vesting. Unless expressly provided otherwise in a Grant Notice, Options granted hereunder shall vest on the date preceding the next annual meeting of stockholders following the Date of Grant.

6.           Termination of Service.

(a) In the event the Director’s service as a director is terminated for any reason, all Options that are not vested at the time of termination of service as a Director shall terminate and be forfeited immediately upon termination of service as a director.

(b) In the event the Director’s service as a director is terminated for any reason, all Options granted hereunder that are vested but unexercised at the time of termination of service as director shall terminate upon the earliest to occur of the following: (i) the full exercise of the Options, (ii) the expiration of the Options by their terms, or (iii) three years following the date of termination of the Director’s service as a director. Until such Options have been terminated pursuant to the preceding sentence, the vested Options at the time of termination of service shall be exercisable by the Director, the estate of the Director, or the person or persons to whom the Options may have been transferred by will or by the laws of descent and distribution for the period set forth in this Section 6(b), as the case may be.

(c) In the event that the Director (a) commits an act of fraud or intentional misrepresentation related to his or her services as a director, (b) discloses or uses confidential information in a manner detrimental to the Company, (c) competes with the Company, or (d) takes any other actions that are harmful to the interests of the Company, then the Committee shall have the right to terminate this Agreement at their discretion, in which case all Options granted hereunder shall terminate and be forfeited.

7.           Transferability of Options. This Agreement and the Options granted hereunder shall not be transferable otherwise than by will or by the laws of descent and distribution, and shall be exercised, during the lifetime of the Director, only by the Director.

8.           Exercise of Options. Options shall become exercisable at such time, as may be provided herein and shall be exercisable by written notice of such exercise, in the form prescribed by the Committee, to the person designated by the Committee at the corporate offices of Nu Skin Enterprises. The notice shall specify the number of Options that are being exercised. The Option Price shall be payable on the exercise of the Options and shall be paid in cash, in shares of Class A Common Stock, including shares of Class A Common Stock acquired pursuant to the Plan, part in cash and part in shares, or such other manner as may be approved by the Committee consistent with the terms of the Plan as it may be amended from time to time. Shares of Class A Common Stock transferred in payment of the Option Price shall be valued as of the date of transfer based on the Fair Market Value of the Company’s Class A Common Stock which for purposes hereof, shall be considered to be the average closing price of the Company’s Class A Common Stock as reported on the New York Stock Exchange for the ten (10) trading days just prior to the date of exercise. Only shares of the Company’s Class A Common Stock which have been held for at least six (6) months may be used to exercise the Option.

9.           Rights Upon Exercise. The Director will not have any rights to dividends or other rights of a stockholder with respect to the Shares subject to an Option until the Director has given written notice of the exercise of the Option, paid the Exercise Price and any applicable taxes for such shares in full, satisfied any other conditions imposed pursuant to the Plan, if applicable, and become a holder of record of the purchased Shares.

10.           Governing Plan Document. This Agreement incorporates by reference all of the terms and conditions of the Plan as presently existing and as hereafter amended. The Director expressly acknowledges and agrees that the terms and provisions of this Agreement are subject in all respects to the provisions of the Plan. The Director also hereby expressly acknowledges, agrees and represents as follows:

(a) Acknowledges receipt of a copy of the Plan and represents that the Director is familiar with the provisions of the Plan, and that the Director enters into this Agreement subject to all of the provisions of the Plan.

(b) Recognizes that the Committee has been granted complete authority to administer the Plan in its sole discretion, and agrees to accept all decisions related to the Plan and all interpretations of the Plan made by the Committee as final and conclusive upon the Director and upon all persons at any time claiming any interest through the Director in any Option granted hereunder.

(c) Acknowledges and understands that the establishment of the Plan and the existence of this Agreement are not sufficient, in and of themselves, to exempt the Director from the requirements of Section 16(b) of the Exchange Act and any rules or regulations promulgated thereunder, and that the Director (to the extent Section 16(b) applies to Director) shall not be exempt from such requirements pursuant to Rule 16b-3 unless and until the Director shall comply with all applicable requirements of Rule 16b-3, including without limitation, the possible requirement that the Director must not sell or otherwise dispose of any share of Class A Common Stock acquired upon exercise of an Option unless and until a period of at least six months shall have elapsed between the date upon which such Option was granted to the Director and the date upon which the Director desires to sell or otherwise dispose of any share of Class A Common Stock acquired upon exercise of such Option.

(d) Acknowledges and understands that the Director’s use of Class A Common Stock owned by the Director to pay the Option Price of an Option could have substantial adverse tax consequences to the Director, and that the Company recommends that the Director consult with a knowledgeable tax advisor before paying the Option Price of any Option with Class A Common Stock.

11.           Representations and Warranties. As a condition to the exercise of any Option granted pursuant to the Plan, the Company may require the person exercising such Option to make any representations and warranties to the Company that legal counsel to the Company may determine to be required or advisable under any applicable law or regulation, including without limitation, representations and warranties that the shares of Class A Common Stock being acquired through the exercise of such Option are being acquired only for investment and without any present intention or view to sell or distribute any such shares.

12.           No Service Contract. Nothing in this Agreement or in the Plan shall confer upon the Director any right to be retained in the service of the Company, or to interfere in any way with the right of the Company at any time to discontinue using the services of the Director as an independent consultant or other capacity or to remove the Director as a director.

13.           Withholding of Taxes. The Director authorizes the Company to withhold, in accordance with applicable laws and regulations, from any compensation or other payment payable to the Director, all federal, state and other taxes attributable to taxable income realized by the Director as a result of the grant or exercise of any Options. As a condition to the exercise of any Option, the Director shall remit to the Company the amount of cash necessary to pay any withholding taxes associated therewith or make other arrangements acceptable to the Company, in the Company’s sole discretion, for the payment of any withholding taxes.

14.           Compliance With Law and Regulations. The obligations of the Company hereunder are subject to all applicable federal and state laws and to the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Class A Common Stock is then listed and any other government or regulatory agency.

15.           Section References. The references to Plan sections shall be to the sections as in existence on the Effective Date unless an amendment to the Plan specifically provides otherwise.

16.           Questions. All questions regarding this Agreement shall be addressed to D. Matthew Dorny.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of [EFFECTIVE DATE] (the “Effective Date”).

NU SKIN ENTERPRISES, INC.
By:
Name:	[REPRESENTATIVE NAME]
Title:	[REPRESENTATIVE TITLE]

DIRECTOR

Name:	[DIRECTOR NAME]
Address:	[DIRECTOR ADDRESS]